Exhibit 10.2

ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (the “Agreement”), is effective as of June 7, 2010 (the “Effective Date”) by and among, Dale Mas, Inc., a Texas corporation, Jon-Marc Garcia, an individual (collectively referred to hereinafter as the “Assignor”) and DMH International, Inc., a Nevada corporation (the “Assignee”).

WHEREAS, Jon-Marc Garcia is the sole shareholder of Dale Mas, Inc., which holds various rights in and to that certain intellectual property relating to a line of clothing currently being designed and sold under the name "Dale Mas."

WHEREAS, Assignee now wishes to acquire 100% of the outstanding shares of Dale Mas, Inc. in exchange for the issuance of 5,000,000 shares of the common stock of DMH International, Inc. (the "Shares") to Assignor.

WHEREAS, the parties hereto intend the acquisition of the Assigned Rights in exchange for the Shares will be considered.

In consideration of the mutual agreements contained herein, and for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.

Assignment.

(i)

In exchange for the Shares, Assignor hereby irrevocably assigns all right, title and interest in and to Dale Mas, Inc., including 100% of the issued and outstanding shares of Dale Mas, Inc. currently owned by Jon-Marc Garcia, and the Assignee hereby accepts such assignment.

(ii)

The assignment of the Assigned Rights shall be the initial capital contribution by Assignor to Assignee.

(iii)

Upon the execution and delivery of this Agreement by the Assignor, the Assignee shall, as of the date hereof, acquire the Assigned Rights and succeed to the rights, title and interest of Assignor thereunder.

2.

Governing Law. Except to the extent preempted by federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

3.

Successors. This Agreement shall be binding upon Assignor’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees and assigns.

4.

Counterparts. This Agreement may be signed in counterpart, each of may be an original or facsimile copy, and both with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the Assignor and Assignee have executed this Assignment Agreement.

ASSIGNOR:

/s/ Jon-Marc Garcia

By: Jon-Marc Garcia

DALE MAS, INC.

/s/ Jon-Marc Garcia

By: Jon-Marc Garcia

Its: 100% Shareholder

ASSIGNEE:

DMH INTERNATIONAL, INC.

/s/ Jon-Marc Garcia

By: Jon-Marc Garcia

Its: President and CEO